Table of Contents

Registration Number 333-294204

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OXO

(Exact name of registrant as specified in its charter)

Wyoming	8742	39-3653314
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification No.)
incorporation)	Classification Code Number)

412 N MAIN ST STE 100, BUFFALO, WY 82834

(213) 827-6863

Company@mmmneural.com

(Address and telephone number of registrant’s principal executive offices)

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which states explicitly that this registration statement shall thereafter become effective per section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

OXO

10,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial public offering of common stock of OXO, and no public market currently exists for our securities. We are offering up to 10,000,000 shares of our common stock on a self-underwritten, best-efforts basis at a fixed price of $0.01 per share for gross proceeds of up to $100,000.

We estimate that the expenses of this offering, including legal, accounting, filing, and related costs, will be approximately $9,000. Such expenses will be paid from the Company’s existing working capital and not from the proceeds of this offering. Accordingly, we intend to use the full $100,000 of gross proceeds for the purposes described under “Use of Proceeds.”

We will offer them for a period not to exceed 270 days from the date of this prospectus; unless extended by our Board of Directors for an additional 90 days.

$0.01 x 10,000,000 = $100,000

There is no minimum number of shares required to be sold by the Company to access the funds. However, there is a projected minimal threshold for us to implement our plan of operations. See the “Use of Proceeds” and “Plan of Distribution” sections for additional relevant information.

OXO intends to have its common stock listed for quotation on the Over-the-Counter Bulletin Board after the closing of the offering. However, there is presently no public market for our common stock, nor an active trading market for our securities may ever develop. Even if our trading market for our security is established, it may not be sustained. Furthermore, we will require the assistance of a market-maker to apply for quotation; but there is no guarantee that a market-maker will agree to assist us. There is no assurance that we will successfully develop a public market.

OXO is a development stage start-up company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.

Investing in our Class common stock involves risks. Before investing in our shares, you should carefully read this prospectus, particularly the Risk Factors section, beginning on page 6.

OXO qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”).

Neither the U.S. Securities and Exchange Commission nor any State securities division has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING PURCHASE OF THE GIVEN SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion. Dated April 10, 2026

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements, and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise requires, “OXO,” “we,” “us,” “our,” or “the Company” refer to OXO, a Wyoming corporation.

General Information About Our Company

OXO is a direct-to-consumer (D2C) eCommerce agency that helps brands compete and grow in the digital marketplace. The Company is developing a web-based platform, MMM Neural, which is intended to incorporate data analytics and artificial intelligence capabilities to support analysis of marketing performance, identification of trends, and optimization of strategies across multiple marketing channels.

The Company expects artificial intelligence to represent an important component of its intended platform functionality. The MMM Neural platform is designed to combine data-driven insights and intended artificial intelligence capabilities with human expertise to support customized eCommerce strategies tailored to the specific needs and objectives of each client. The Company’s services are expected to include social media management, influencer marketing, branding, search engine optimization (SEO), and email marketing.

The MMM Neural platform is expected to generate revenue through subscription-based licensing and bundled service offerings, once operational, with the goal of supporting recurring revenue and scalable growth. The platform is intended to enhance digital marketing efficiency by improving targeting, optimizing campaign performance, and supporting data-driven decision-making. The platform is intended to collect and analyze consumer interaction data; however, it is not currently processing live client campaign data.

The platform is intended to incorporate machine learning techniques and analytical tools, including third-party artificial intelligence models, cloud infrastructure, and software tools, as well as potentially internally developed methodologies over time.

As of the date of this prospectus, the Company’s platform remains under development and its artificial intelligence capabilities have not yet been fully implemented. The Company has not yet deployed AI-driven analytics in a fully operational environment.

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The Company is currently working toward a potential beta release of the platform, followed by a broader commercial launch; however, there can be no assurance regarding the timing or success of such development milestones.

Our audited financial statements for the year ended August 31, 2025 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Prospective buyers of OXO’s shares should read the Report of Independent Registered Public Accounting Firm under the Financial Disclosure section, which includes the auditor’s statement that OXO has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated losses since inception. In the auditor’s opinion, these factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. In order to continue as a going concern, the Company will need additional capital resources. Please refer to page F-7 for a more comprehensive disclosure.

As of August 31, 2025, the Company had total assets of $65,599 and liabilities of $400, with no debt. Stockholders’ equity was $65,199. For the period from inception through August 31, 2025, the Company generated no revenue and incurred a net loss of $4,701.

As of February 28, 2026, the Company had total assets of $60,451 and no long-term debt. Stockholders’ equity reflects contributed capital offset by the accumulated deficit since inception. For the six months ended February 28, 2026, the Company generated revenue of $6,200 and incurred a net loss of $12,267. The Company commenced limited revenue-generating activities during the six months ended February 28, 2026.

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THE OFFERING

The following information is a summary of this offering.

Securities Being Offered:	10,000,000 shares of common stock, par value $.0001

Offering Price per Share:	$0.01

Offering Period:	The shares are being offered for a period not to exceed 270 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Projected Gross Proceeds to Our Company:	$100,000

Intended Use of the Proceeds:	We plan to use the proceeds to start up and expand our business operations.

Number of Shares Outstanding Before the Offering:	4,200,000

Number of Shares Outstanding After the Offering:	14,200,000 if all shares are sold

Our officer, director, control person, and/or affiliates do not intend to purchase any shares in this offering. Please also see the “Plan of Distribution” section for additional information

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SELECTED HISTORICAL FINANCIAL DATA

The following selected financial data summarizes our historical financial information. The financial data as of August 31, 2025 has been derived from audited financial statements. The financial data as of February 28, 2026 has been derived from unaudited interim financial statements included elsewhere in this prospectus.

Balance Sheet Data

	August 31, 2025	February 28, 2026
Total Assets	65,599	60,451
Total Liabilities	400	7,519
Stockholders’ Equity	65,199	52,932

Statement of Operations Data

	Aug 6 – Aug 31, 2025	Six Months Ended Feb 28, 2026
Revenue	0	6,200
Net Loss	(4,701)	(12,267)

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CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.” These forward-looking statements may be identified by the use of predictive, future-tense, or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•	trends affecting the Company’s financial condition, results of operations or future prospects • the Company’s business and growth strategies
•	the factors that we expect to contribute to our success and our ability to be successful in the future
•	our business model and strategy for realizing positive sales result
•	competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;
•	expenses
•	our expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results
•	the impact of new accounting pronouncements on our financial Statements
•	that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months
•	our market risk exposure and efforts to minimize risk
•	our overall outlook including all statements under MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
•	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and
•	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance. They involve significant risks and uncertainties. Should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	the Company’s inability to raise additional funds to support operations and capital expenditures
•	the Company’s inability to effectively manage its growth
•	the Company’s inability to achieve greater and broader market acceptance in existing and new market segments
•	the Company’s inability to successfully compete against existing and future competitors
•	the economic downturn and its effect on consumer spending
•	the risk that negatives industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period
•	the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters
•	the effects of energy price increases on our cost of operations and our revenues
•	financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry
•	other factors described elsewhere in this Prospectus, or other reasons.

Again, potential investors are urged to consider such factors carefully. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

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RISK FACTORS

An investment in our company involves a high degree of risk. You should carefully consider the risks described below, together with all other information in this document, before making a decision to invest in our common stock. The risks and uncertainties described below are not the only ones we face. If any of the following risks materialize, our business, financial condition, and results of operations could be materially and adversely affected, which could cause the value of our common stock to decline and you to lose all or a part of your investment.

Our platform may rely on third-party artificial intelligence technologies.

Certain artificial intelligence capabilities used within the MMM Neural platform may rely on third-party AI models, software tools, or cloud-based infrastructure. Our access to these technologies may be subject to licensing terms, service availability, pricing changes, or other restrictions imposed by third-party providers. If these providers modify, restrict, or discontinue their services, or if we are unable to maintain access to such technologies on acceptable terms, the functionality and performance of our platform could be adversely affected, which could negatively impact our business, financial condition, and results of operations.

Our platform’s artificial intelligence capabilities are not yet fully developed.

Our platform’s artificial intelligence capabilities are not fully developed yet or operational, and may not be successfully implemented..

Risks Related to Our Technology and Intellectual Property

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Our MMM Neural platform may not be successfully developed or may not perform as anticipated, and we may be unable to keep pace with rapid technological change.

Our business and future growth depend significantly on the successful development and implementation of our MMM Neural platform. The platform is currently under development, and its intended artificial intelligence and machine learning capabilities have not yet been fully implemented.

There can be no assurance that such capabilities, once developed, will function as intended or produce meaningful or accurate analytical results. The Company expects that its platform will incorporate data analytics and, in the future, artificial intelligence and machine learning techniques; however, such features may fail to effectively analyze data or identify trends that support improved marketing performance.

If the platform is not successfully developed, or if it does not deliver the anticipated benefits, including improved campaign efficiency or reduced client acquisition costs, we may fail to attract or retain customers.

In addition, the digital marketing and artificial intelligence industries are subject to rapid technological change. Competitors may develop superior technologies or alternative solutions that may render our platform less competitive or obsolete, and we may not have sufficient resources to adapt to such changes in a timely manner.

•

We may be unable to protect our intellectual property, which could harm our competitive position.

Our success depends, in part, on our ability to protect our intellectual property, including our platform design, software, and other proprietary know-how related to the MMM Neural platform. The platform remains under development, and certain of its intended analytical and technological capabilities have not yet been fully implemented.

We rely on a combination of trade secret laws, confidentiality agreements, and other contractual provisions to protect our intellectual property. However, these measures may not be adequate to prevent unauthorized use or disclosure of our technology or business processes.

As the Company continues to develop its platform, including potential data analytics and artificial intelligence capabilities, such elements may be difficult to protect, and others may independently develop similar technologies or obtain access to similar methodologies.

If we are unable to adequately protect our intellectual property, our competitive position could be adversely affected, and our business could be materially harmed.

•	Our platform relies on access to third-party data and platforms, which could be limited or restricted. The MMM Neural platform’s ability to collect and analyze data is dependent on our continued access to various third-party eCommerce, social media, and marketing channels. These third-party platforms may change their terms of service, restrict our access to their data, or implement new technical barriers. Any such change could degrade the performance of our platform, limit our ability to provide certain services, or increase our operational costs, which would negatively impact our business.

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Risks Related to Our Business and Industry

•	We operate in a highly competitive market, and if we cannot compete effectively, our business and financial results will suffer. The D2C eCommerce and digital marketing agency market is fragmented and intensely competitive. We compete with a wide range of companies, including other boutique D2C agencies, large advertising holding companies, and in-house marketing teams developed by brands. Our ability to differentiate ourselves through the MMM Neural platform may not be sufficient to attract and retain clients, especially if competitors offer similar or more advanced AI-driven tools or more cost-effective solutions. Increased competition could result in pricing pressure, reduced profit margins, and a loss of market share.
•

Our business is dependent on our ability to attract and retain clients, and the loss of key clients could materially harm our revenue. To date, the Company has generated revenue from a limited number of consulting and marketing arrangements, and has not yet established recurring revenue streams. The Company expects that, in the future, it may generate revenue through subscription-based offerings and bundled service packages once its platform becomes operational.

Our ability to generate consistent revenue will depend on our ability to retain existing clients and attract new clients. Client relationships in the digital marketing industry can be volatile, and clients may terminate their agreements with little notice.

If we fail to deliver value to our clients or successfully transition to our intended business model, we may experience reduced client retention and limited revenue growth, which could negatively impact our financial performance and growth prospects.

•	Our business is highly susceptible to trends and changes in the digital advertising and eCommerce industries. The digital landscape, consumer behavior, and marketing channels are constantly evolving. Our success depends on our ability to anticipate and adapt to these changes. Our business could be negatively impacted by changes in consumer adoption of certain social media platforms, new marketing regulations, or shifts in consumer spending habits. If we fail to adapt our services or the MMM Neural platform to align with these trends, our business and growth prospects could be significantly harmed.

Risks Related to Our Operations and Personnel

•	Our business and growth depend on our ability to attract and retain highly skilled personnel. Our value proposition is a blend of technology and human expertise. Our success is highly dependent on our ability to retain key personnel with specialized skills in eCommerce strategy, AI, machine learning, and data analytics. The competition for such talent is intense, and we may not be able to offer compensation and incentives sufficient to attract and retain qualified employees. The loss of key personnel or the inability to hire new employees could disrupt our operations, impair our ability to serve clients, and hinder our growth.
•

Cybersecurity breaches or data privacy incidents could expose us to liability, harm our reputation, and damage our business. In the course of our operations, we may collect and store sensitive information from our clients in connection with our consulting services. In addition, as our MMM Neural platform is further developed and becomes operational, the Company expects that it will collect and process consumer interaction data.

A cybersecurity breach, data theft, or system failure could result in the unauthorized access, disclosure, or use of such information. Such an event could lead to regulatory investigations, litigation, costly remediation efforts, and reputational damage.

If we are unable to adequately protect data or maintain the security of our systems, our clients and their customers may lose trust in our services, which could adversely affect our business and results of operations.

•

Our operations could be disrupted by a failure of our technology infrastructure. Our current operations, as well as the future operation of the MMM Neural platform, depend on the availability, security, and integrity of our technology infrastructure. The platform remains under development and has not yet been deployed in a fully operational environment.

We are vulnerable to service interruptions, system failures, natural disasters, or other events that could disrupt our development activities and, once operational, our platform and related services.

Any such disruption could delay platform development, impair system functionality, or, in the future, affect our ability to deliver services to clients, which could adversely impact our business and financial condition.

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Based on the additional financial information provided, here are three more specific risk factors that should be added to the list, in line with SEC S-1 disclosure rules.

Additional Risk Factors

Our independent auditor’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

Our independent auditor’s report contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our audited financial statements for the year ended August 31, 2025 were prepared under the assumption that we will continue as a going concern. However, as noted in the Report of Independent Registered Public Accounting Firm, we have not yet established an ongoing source of revenues sufficient to cover our operating costs and have accumulated losses since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time. If we are unable to obtain sufficient additional capital and revenue to fund our operations, we may be forced to curtail or cease our business, liquidate our assets, and could realize them at amounts significantly less than their carrying values.

We have not yet established a sustainable source of revenue and may never become profitable. The business plan states that our MMM Neural platform is designed to generate revenue through subscription licensing fees and service-based packages. However, we have not yet established an ongoing source of revenues sufficient to cover our operating costs. We have incurred accumulated losses since our inception, which are expected to increase as we continue to invest in our technology and operations. There is no assurance that we will be successful in our efforts to generate sufficient revenue to achieve and maintain profitability. Our inability to do so would materially and adversely affect our business, financial condition, and results of operations.

We will need to raise additional capital, and if we are unable to do so, our business may fail; any future financing may cause significant dilution to our stockholders. Our financial condition and the auditor’s report indicate that we require additional capital to continue as a going concern. Our future capital requirements will depend on many factors, including our ability to successfully commercialize our MMM Neural platform, the pace of market adoption of our services, and the cost of our operations. We may seek to raise additional capital through the issuance of new equity or debt securities. The sale of additional equity or convertible securities would result in dilution to our existing shareholders, and a new class of investors may have rights and preferences that are senior to yours. If we are unable to obtain the necessary capital on acceptable terms, or at all, we may be forced to delay, scale back, or terminate our operations, which could cause our business to fail.

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Risks Related to Our Financial Condition

We have yet to earn any substantial revenue, and our ability to sustain our operations depends on raising funding.

The success of our business is dependent on our ability to obtain financing and generate profit. The finances required to develop our plan fully cannot be predicted with certainty and may exceed any estimates we set forth. These factors raise doubt that we will continue as a going concern.

Changes in the digital marketing and eCommerce industries, including reductions in marketing expenditures, shifts in consumer behavior, increased competition, or economic downturns, could adversely affect our business operations and our ability to raise additional capital. In addition, unfavorable conditions in the capital markets, particularly for early-stage technology companies, may limit our access to financing.

If we fail to raise the sufficient capital we need, we will not complete our business plan. As a result, we may have to liquidate our business, and investors in our business may lose their money. You should consider our independent registered public accountant’s comments when assessing the risk of investing in our company.

Our company’s operating history is minimal.

We have no considerable operating history upon which an investor can evaluate our prospects. OXO registered as a corporation only in the third quarter of 2025, making its operational history as a business entity extremely short. A young business such as ours is unlikely to give the potential investor much of a historical basis on which they could decide on whether investing in it is good or not. Therefore, investing in OXO shall qualify as a risky investment practice.

Currently, OXO’s shares have neither liquidity nor a trading market.

There is presently no public market in our shares, and an active trading market in our securities may not develop or, if set, may not be sustained. We intend to have an application filed on our behalf by a market maker for admission to the quotation of our securities on the OTC Markets after this prospectus is declared effective by the SEC. There can be no assurance that we will successfully develop a public market or have our common stock quoted on a quotation facility such as the OTC. There are risks associated with obtaining a quotation, including that broker-dealers not willing to make a market for our shares or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC and similar quotation services are often characterized by low trading volumes and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be challenging for investors to find a buyer for their shares in our Company.

We have not yet generated revenue from our digital platform and expect to incur operating losses for the foreseeable future.

OXO has only recently commenced some limited operations. It has secured a consulting contract, a website development agreement, and an agreement for our branding promotion. However, as of the date of this Prospectus, the Company has not yet generated any revenues from its planned digital platform business.

We expect to incur operating losses for the foreseeable future as we continue to incur expenses associated with start-up activities, including platform development, marketing, and administrative costs. There can be no assurance that we will successfully generate revenues from our digital platform, achieve profitability, or sustain positive cash flow. Failure to do so may force us to curtail or cease operations, seek additional financing through debt or equity issuances, or pursue other strategic alternatives. Any such financing would likely dilute the value of shares purchased in this offering.

We currently have no ongoing customer contracts and have generated revenue from a limited number of customers.

To date, we have generated revenue from a limited number of customer arrangements, and a portion of our accounts receivable, totaling approximately $5,800 as of February 28, 2026, relates to these customers. As of that date, we had two customer relationships, both of which have completed their service periods, and we are not currently providing any ongoing services to such customers.

If we are unable to attract new customers or re-engage prior customers, our business, financial condition, and results of operations could be materially adversely affected. In addition, our accounts receivable may be subject to collection risk due to our limited customer base.

capabilities.

Our resources to stay in business in the next 12 months are not guaranteed.

Although a considerable part of our funding is promised to be supplied by our Director, Aleksejus Klimanovas, this is not a guarantee that we will have enough funds to remain in business in the next year. Similarly, there is no assurance that we will generate any revenue in the first 12 months before or after the completion of our offering. An investor should realize there is no certainty that we will ever generate any revenue.

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Risk Related to the Management of OXO

The loss of our director would harm the company.

OXO is being built on the unique resume, knowledge, and experience of our sole officer/director Aleksejus Klimanovas,. Suppose for any reason Mr. Klimanovas is no longer with the Company, our business is likely to either cease its existence, or it would work to the Company’s detriment to have somebody else in his position. This would likely lessen investors’ chances to gain profit in this venture.

The management of our Company has no experience in overseeing the operations of a public company.

Our Director is new in this type of business. Although he has expert knowledge within the field of business he pursues, he has never overseen a publicly reporting corporation. Any investor should consider this aspect of the given business when deciding if they should invest in it. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of guidelines by the SEC that increase the responsibilities and liabilities of directors and executive officers. The perceived heightened personal risk associated with these changes may deter qualified individuals from accepting management roles in our company. This could curtail the company from growing and becoming a profitable business.

The management of OXO has limited knowledge of the processes of financial reporting.

Our director has never engaged with the financial reporting requirements of a publicly registered company. He has obtained all the knowledge of financial reporting in different fields at a scale less rigid to the PCAOB audit requirements. An investor should remember that a public financial reporting of a company is an essential factor in running this company. Any non-compliance in this regard is likely to harm OXO’s business.

No independent directors have been appointed in our company.

OXO has no independent director nor an independently elected management board. As such, anyone thinking of investing in OXO should know that currently, there are no independent outside directors or existing managers without personal interest in the company’s current way of doing business. Independent outside directors could bring new insights and balance to a team. However, right now, this is not the case.

The management holds and controls the company’s voting securities.

Currently, Aleksejus Klimanovas, holds 95.24% of the outstanding shares of the Company. Even if all the registered shares are sold in this offering, Mr. Klimanovas will still hold a substantial proportion of the voting securities, which would be 28.17% of OXO’ stock. This means that Mr. Klimanovas will inevitably retain a significant voting interest in the Company.

Our officers do not reside full time in the United States. Potential U.S. stockholders may face difficulty in effecting service of process against our officers.

Our officers do not continuously reside in the United States. The U.S. stockholders could face difficulty in:

•	effecting service of process within the United States on our officers;

•	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;

•	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and

•	bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers.

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It may be difficult to enforce U.S. judgments against our officers as they reside in the United Kingdom.

Because no treaty exists between the U.S. and the U.K. a U.S. court ruling is not automatically enforceable in the U.K. Investors may need to initiate separate legal proceedings in British courts, which may decline to enforce U.S. judgments based on public policy or due process considerations. Consequently, you may face difficulty effecting service of process or recovering on judgments predicated upon U.S. securities laws.

Related-party contributions from our Chief Executive Officer present risks not associated with third-party transactions.

Our Chief Executive Officer has contributed certain assets to the Company, and because these were related-party transactions, the valuations may not reflect arm’s-length terms. If the fair value of such assets is lower than recorded, our financial position could be adversely affected.

General Risk Factors

Risks Associated with This Offering

The trading in our shares will be regulated by the SEC rule 15g-9, which establishes the definition of a “penny stock.” This results in having potentially fewer qualified investors buying our shares, and therefore generating a less liquid market for our stockholders to trade their shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934 and the rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets over $5,000,000 or individuals with a net worth above $1,000,000 or with an annual income exceeding $200,000, or $300,000 (jointly with a spouse), or through transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must determine suitability for each purchaser and receive the purchaser’s written agreement before the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, as well as the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the SEC. Consequently, the penny stock rules may make it difficult for investors to resell any shares they may purchase.

OXO is selling its stock in this offering without an underwriter and may not sell any shares. Unless we successfully sell at least 25% of the shares, thus attracting $25,000 in funding, we may have to seek alternative financing to implement our business plans or cease this business venture.

This offering is self-underwritten, meaning we are not going to engage the services of an underwriter to sell the shares; we intend to sell these through our sole officer/director. He will offer the shares to family and friends and other acquaintances and business associates. Although our director does not seek to receive a commission from the given process, this should not have a significant positive impact on whether he will raise funds from the sale of the shares offered.

An investor in our shares will incur immediate and substantial dilution of the price they pay for your shares.

An investor in our shares will incur immediate and substantial dilution of the price they pay for the shares. Our sole officer and director purchased his 4,000,000 shares at $0.0001 per share. Investors in this offering will pay $0.01 per share. Upon completion of the offering, the net tangible book value of the shares will be approximately $0.0070 per share, which represents an immediate dilution of approximately $0.0030 per share compared to the offering price.

We will be holding all proceeds from the offering in our bank account. There is no guarantee that all of the funds used as outlined in the Use of Proceeds section will be effective for developing the business plan described in this prospectus.

All funds received from the sale of shares in this offering will be deposited into a bank account. We intend to use the proceeds raised in this offering for the uses proposed in the use of proceeds table. The failure of funds used to grow our business effectively could result in unfavorable returns or no income at all. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to fall.

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Our director will continue to exercise significant control over our operations, which means as minority shareholders, our investors would have no control over certain matters requiring stockholder approval. This factor could affect one’s ability to resell OXO’s shares bought in this offering.

After completion of this offering, our Director will continue to own a significant percentage of our outstanding shares. As a result, he will continue to have substantial influence over matters requiring stockholder approval, including the election of directors, approval of mergers or other significant corporate transactions, and other matters that may affect minority stockholders. His interests may differ from those of other stockholders, and he may make decisions with which other investors disagree.

Financial industry regulatory authority (“FINRA”) sales practice requirements may also limit our shareholders’ ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Before recommending inexpensive speculative securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit one’s ability to buy and sell our shares, harm the market for our shares, and thereby reduce our share price.

We will incur ongoing costs and expenses for SEC public reporting and compliance; without enough cash, we may not remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for this registration statement’s estimated cost to be paid from our cash on hand or loan from director. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. As mentioned, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 days grace period if they do not make their required filing during that time. For OXO to remain in compliance with the regulators, it will require future revenues to cover the cost of these filings, which could comprise a substantial portion of the Company’s available cash resources. If we cannot generate sufficient revenues to remain in compliance, it may be difficult to sell any shares you may purchase from us.

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USE OF PROCEEDS

We are offering up to 10,000,000 shares of our common stock at a fixed price of $0.01 per share for gross proceeds of up to $100,000. We estimate that the expenses of this offering, including legal, accounting, filing, and related costs, will be approximately $9,000. These expenses will be paid from the Company’s existing working capital and not from the proceeds of this offering. Accordingly, we intend to use the full $100,000 of gross proceeds for the purposes described below.

We expect to disburse the proceeds from this offering in the manner as set in the table below. The table shows the intended use of proceeds assuming that 25%, 50%, 75% or 100%, of the shares in this Offering are sold.

Table of key parameters for the business activity of the project

Use of funds	$25,000	$50,000	$75,000	$100,000
SEC public reporting & audit enhancement	9,600	9,600	9,600	9,600
Digital platform	2,000	7,000	10,000	15,000
Marketing & brand promotion	3,500	10,000	15,000	20,000
Consulting team compensation	3,000	7,000	11,000	15,000
Office & equipment	2,000	4,000	8,000	12,000
Website & server support	1,200	2,300	4,600	6,800
Legal & compliance	1,200	2,500	5,600	6,800
General & administrative	2,500	7,600	11,200	14,800
Total per 12 months	25,000	50,000	75,000	100,000

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering or the business development effort to proceed. Except for fixed costs, the amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing, and general and administrative costs may vary depending on the business progress and development efforts, general business conditions, and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs. An example of changes to this spending allocation for non-fixed costs includes Management deciding to spend less of the allotment on equipment and more on marketing. Such changes to spending may occur due to seasonal variations in market demand for our services relative to when the funds are received.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the minimum amount of money we would need to implement our business plans. Accordingly, the offering price does indicate the actual value of our securities.

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DILUTION OF THE PRICE INVESTOR PAYS FOR ITS SHARES

DILUTION

Dilution represents the difference between the public offering price per share and the pro forma net tangible book value per share immediately after completion of this offering.

Net tangible book value represents total tangible assets less total liabilities. Intangible assets are excluded from this calculation.

As of February 28, 2026, our net tangible book value was $14,440, or approximately $0.0034 per share, based on 4,200,000 shares of common stock outstanding.

After giving effect to the sale of up to 10,000,000 shares of common stock at a public offering price of $0.01 per share and receipt of gross proceeds of $100,000, our pro forma net tangible book value would be approximately $114,440, or approximately $0.0081 per share, based on 14,200,000 shares outstanding.

Accordingly, purchasers of shares in this offering would experience immediate dilution of approximately $0.0019 per share if the offering is fully subscribed.

The following table illustrates the dilution to new investors assuming that 25%, 50%, 75%, and 100% of the shares offered are sold:

Dilution Table

Percentage of Offering Sold	100%	75%	50%	25%
Gross Proceeds	$100,000	$75,000	$50,000	$25,000
Shares Outstanding After Offering	14,200,000	11,700,000	9,200,000	6,700,000
Net Tangible Book Value Per Share Before Offering	$0.0034	$0.0034	$0.0034	$0.0034
Pro Forma Net Tangible Book Value Per Share After Offering	$0.0081	$0.0076	$0.0070	$0.0059
Dilution Per Share to New Investors	$0.0019	$0.0024	$0.0030	$0.0041
Dilution as % of Offering Price	19%	24%	30%	41%

SELLING SECURITY HOLDERS

None of the securities to be registered are to be offered for the account of security holders.

PLAN OF DISTRIBUTION

The Sale of Shares in This Offering is Conducted by Our Director

This is a self-underwritten offering. This Prospectus is part of a disclosure that permits Mr. Klimanovas to sell the Shares on behalf of the Company directly to the public. No commission or other remuneration will be payable to him for the Shares he sells in the offering.

Our Director will not receive any commissions or other compensation for offering the shares. We estimate that the expenses of this offering will be approximately $9,000, which will be paid from the Company’s existing working capital.

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There are no plans or arrangements to enter into any contracts or agreements to sell OXO’s shares with a broker or dealer. Our Director, intends to offer the shares to friends, family members, and business associates. In offering the securities on the Company’s behalf, Mr. Klimanovas is guided by The Rule 3a4-1 Safe Harbour of the Securities Exchange Act of 1934, that states the associated person must not be compensated in connection with the sale of the issuer’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.

Mr. Klimanovas will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a)	Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and
b)	Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
c)	Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
d)	Our officer and our director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he
	(A)	primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company, other than in connection with transactions in securities; and
	(B)	is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and
	(C)	has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Mr. Klimanovas, our sole officer/director, control person, and affiliate of the same does not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus is deemed effective, and continue for a period not to exceed 270 days (the “Expiration Date”), unless extended by our Board of Directors for an additional 90 days.

This is a “best-effort” offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If an investor decides to subscribe for any shares in this offering, they will be required to execute a Subscription Agreement and tender it, together with a check, wire, or other modern means of money transfer to render funds to us. All checks for subscriptions shall be made payable solely to OXO.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, at a par value of $0.0001 per share.

The holders of our common stock

(i)	have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board of Directors;
(ii)	are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
(iii)	do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights. This means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they choose so, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. Our present intention is not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

The experts or counsel described below have not been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to August 31, 2025, have been audited by Aloba, Awomolo & Partners (Chartered Accountants) We include the financial statements in reliance on their report, given upon their authority as licensed experts in accounting and auditing.

OXO’s Attorney at law Haddan & Zepfel LLP has formerly opined the validity of the shares being offered and certain other legal matters.

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DESCRIPTION OF BUSINESS

Revenue-Generating Activities and Products and Services

Revenue-Generating Activities and Products and Services

OXO is a development-stage direct-to-consumer eCommerce consulting company focused on providing digital marketing and analytics services to brands operating in online marketplaces.

The Company is developing a web-based platform, MMM Neural, intended to support data analysis and multi-channel marketing strategy optimization. The platform is designed to assist in evaluating marketing performance metrics and supporting subscription-based service offerings. The Company also provides consulting services that may include social media strategy, influencer campaign coordination, branding, search engine optimization (SEO), and email marketing.

To date, the Company has generated revenue through a limited number of consulting and marketing arrangements. During the six months ended February 28, 2026, the Company generated total revenue of $6,200 from two customer agreements:

• A consulting services agreement with a total contract value of $1,200, under which services were completed as of February 28, 2026. Of this amount, $400 has been received and $800 remains outstanding as accounts receivable.

• A branding and marketing services agreement with a total contract value of $5,000, under which services were completed as of November 30, 2025. As of February 28, 2026, the full amount remains outstanding as accounts receivable.

These activities represent the Company’s initial operations and early-stage revenue generation. The Company has not yet established recurring revenue streams and has not entered into new customer agreements as of the date of this filing.

The Company’s clients to date have consisted of early-stage and small to mid-sized businesses operating in the eCommerce and digital services sectors, including an international eCommerce company based in Dubai and a U.S.- based consulting company incorporated in Wyoming. The Company intends to target similar clients, including small and medium-sized eCommerce brands seeking to improve their digital marketing performance and customer acquisition strategies.

The Company’s consulting services to date have included digital marketing strategy, brand positioning, and coordination of marketing activities across online channels, including social media campaigns and promotional collaborations. These services have been performed on a project basis under short-term agreements rather than recurring subscription arrangements.

The Company provides these services primarily through its management and internal resources, utilizing its existing digital platform and contributed equipment. To date, the Company has operated with a limited cost structure and has not incurred significant personnel or third-party service expenses. The Company’s expenses have consisted primarily of general and administrative expenses, as well as non-cash expenses related to amortization of its digital platform and depreciation of contributed equipment.

The Company is currently focused on further development and refinement of its MMM Neural platform. As a result, the Company’s current activities are primarily focused on platform development rather than active client service expansion.

The Company’s artificial intelligence capabilities are not yet fully operational. The Company expects to integrate third-party AI models and tools, and may develop proprietary elements over time; however, no proprietary AI algorithms have been fully developed or deployed as of the date of this prospectus.

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Planned Business Operations and Revenue Model

The Company’s planned business operations consist of two primary components: (i) continued provision of consulting services to eCommerce clients and (ii) development and eventual commercialization of its MMM Neural platform.

The Company expects to generate revenue in the future primarily through subscription-based licensing of its MMM Neural platform and bundled service offerings, once the platform becomes operational.

The Company is developing the MMM Neural platform in phases and is currently focused on core functionality. An initial beta version may be available for limited testing in the third quarter of 2026, subject to development progress and available resources. A commercial rollout may follow in late 2026 or early 2027. These timelines are preliminary and may change.

These anticipated timelines are based on the Company’s current development plans; however, there can be no assurance that the Company will achieve these milestones within the expected timeframe or at all. The timing of any such release or launch will depend on the availability of funding, completion of development milestones, and overall market conditions.

Until the MMM Neural platform becomes operational, the Company expects to continue providing consulting and digital marketing services similar to those performed for its initial clients. These services are not expected to represent the Company’s primary long-term business model but may serve as an interim source of revenue during the Company’s development stage.

Artificial Intelligence and Platform Development

The MMM Neural platform is intended to incorporate data analytics and, in the future, artificial intelligence capabilities to assist clients in evaluating marketing performance and optimizing strategies. However, such capabilities have not yet been implemented and remain in the planning and development stage.

The Company is currently evaluating potential approaches for integrating artificial intelligence capabilities into the MMM Neural platform, including the use of third-party AI models, cloud infrastructure, and software tools. The Company may also develop certain internal functionalities over time.

As part of its ongoing development efforts, the Company is conducting research and evaluation of available third-party artificial intelligence tools and potential integration pathways. The Company has not yet incurred significant costs related to artificial intelligence development, and implementation of such capabilities is expected to occur in stages.

The Company expects artificial intelligence capabilities to represent an important component of its intended platform functionality.

The Company anticipates initial implementation of certain artificial intelligence features within the next 6 to 12 months, subject to the availability of funding and development progress. There can be no assurance that the timing or scope of artificial intelligence integration will occur as currently expected, or that the Company will be able to successfully implement such capabilities.

Status of Development Efforts of Our Products/Services

The Company has completed the design framework and user interface of the MMM Neural platform. Core functionality, including account management, subscription configuration, and analytics integration, remains in development.

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The Company is currently focused on refining system architecture, testing functionality, evaluating implementation approaches for analytics and artificial intelligence features, and preparing the platform for initial user testing.

The Company anticipates that it may conduct an initial beta release of the platform in third quarter of 2026, followed by continued development and refinement leading to a potential commercial launch in the in late 2026 or early 2027.

There can be no assurance regarding the timing of such development milestones, market acceptance, technological performance, or successful commercialization of the platform.

Planned Use of Proceeds and Operational Strategy

The Company’s planned business activities are closely aligned with its anticipated use of proceeds.

At lower levels of funding, the Company intends to prioritize essential activities, including platform development, regulatory compliance, and basic operational support. This includes maintaining and enhancing the MMM Neural platform, covering public reporting costs, and supporting limited marketing activities.

At higher levels of funding, the Company intends to expand its consulting operations, increase marketing and brand promotion efforts, enhance platform functionality, and pursue additional customer acquisition.

The Company plans to implement these activities gradually over a 12-month period following the offering, as reflected in the “Use of Proceeds” and “Plan of Operations” sections. The timing and extent of these activities will depend on the amount of capital raised.

As of the date of this filing, the platform is not yet processing live client campaign data and remains in a pre-commercial, development-stage environment.
No proprietary AI models have been developed or deployed as of the date of this filing.

Market Trends and Competitive Conditions

The global eCommerce industry has experienced growth in recent years, driven by increased digital adoption and evolving consumer purchasing behavior. Businesses operating in online marketplaces increasingly seek data-driven marketing tools to improve customer acquisition and retention strategies.

The use of artificial intelligence and automation in digital marketing has expanded as companies seek to enhance targeting, personalization, and analytics capabilities. The competitive landscape includes established digital advertising platforms, marketing analytics providers, consulting firms, and emerging technology companies focused on AI-enabled marketing solutions.

Many competitors have substantially greater financial, technical, and marketing resources than the Company. The Company’s ability to compete will depend on its product development progress, differentiation, execution capabilities, and market acceptance.

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Description of Our Human Capital Resources

The Company currently operates with a small management team and engages independent contractors on an as-needed basis to support marketing, branding, and technical initiatives. The Company intends to expand personnel and formalize additional service arrangements as operations grow and financial resources permit.

Contracts and Agreements

The Company has entered into several agreements to support its early-stage operations:

Employment Agreements:

The Company has executed employment agreements with its Chief Executive Officer, Chief Technology Officer, and General Manager. These agreements include stock-based compensation intended to align management incentives with the Company’s long-term performance.

Website Development Agreement:

The Company has entered into an agreement for the enhancement and technical optimization of its digital platform. This agreement supports the ongoing development and maintenance of the Company’s core digital infrastructure.

Co-Agreement with Promotion Studio:

The Company has established a cooperative agreement with a third-party studio to support promotional initiatives and branding services. This agreement is intended to facilitate collaborative marketing efforts. Revenue generated under this agreement is reflected in the Company’s financial statements for the six months ended February 28, 2026.

Consulting Agreement:

On August 29, 2025, the Company executed a consulting services agreement with a total contract value of $1,200. A $400 prepayment was initially recorded as unearned revenue as of August 31, 2025. During the six months ended February 28, 2026, the Company completed performance of the related services and recognized revenue in accordance with applicable accounting standards. As of February 28, 2026, $800 remains outstanding as accounts receivable.

Insurance

The Company does not currently maintain insurance coverage. Management intends to evaluate appropriate insurance coverage as the Company’s operations expand and financial resources permit.

Employees

The Company is a development-stage entity and currently has three employees, including its Chief Executive Officer.

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Emerging Growth Company Status under the JOBS Act

OXO qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a category of issuers known as emerging growth companies, defined generally as companies with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year.

An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $1 billion;
•	The first fiscal year after the fifth anniversary of its initial public offering;
•	The date on which it has issued more than $1 billion in non-convertible debt during the previous three-year period; or
•	The first fiscal year in which it has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are permitted to provide reduced financial disclosures, including:

•	Providing two rather than three years of audited financial statements in an initial public offering registration statement;
•	Providing selected financial data only for periods included in the registration statement;
•	Delaying compliance with new or revised accounting standards until such standards apply to private companies (unless the company elects otherwise); and
•	Being exempt from compliance with Section 404(b) of the Sarbanes-Oxley Act relating to auditor attestation of internal controls over financial reporting.

Offering Requirements

Emerging growth companies are also exempt from certain requirements applicable to other public companies during the IPO process and on an ongoing basis.

Election under Section 107(b) of the JOBS Act

As an emerging growth company, the Company has made the irrevocable election not to adopt the extended transition period for complying with new or revised accounting standards under Section 107(b) of the JOBS Act.

DESCRIPTION OF PROPERTY

We do not own or lease any property. The Company’s office equipment and furnishings have been contributed by our Director in August 2025. These assets are used to support administrative and operational needs.

The contributed equipment includes:

Office furniture and fixtures: office desks, ergonomic chairs, conference table, whiteboards with markers, storage cabinets, and lounge sofa set.

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Computers and electronics: laptop computers, desktop computer with monitors, projector and screen, smart TV for presentations, and a secure networking router.

Office systems: multi-function printer/scanner and a VoIP phone system.

Appliances: commercial appliances.

In addition, the Company owns a digital platform and brand, which represent its primary intangible assets. The platform remains under development and has not yet been deployed in a fully operational environment.

We believe that our current equipment and platform are sufficient for our initial operations, however we will acquire and lease additional property as our business expands.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding, nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board, under the stock symbol OXOT

Please note that any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transaction cost.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;
•	toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our Director, Aleksejus Klimanovas, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.SEC.gov.

Stock Transfer Agent

We do not have a stock transfer agent at this time. We intend to appoint a stock transfer agent following the completion of this offering.

Financial Statements

Our fiscal year-end is August 31. This prospectus includes audited financial statements for the period from inception through August 31, 2025, together with unaudited interim financial statements for the period ended February 28, 2026. The audited financial statements for the period from inception through August 31, 2025 can be found on page F-1.

Supplementary Financial Information

Disclosure of material quarterly financial information is not applicable as the Company has only recently commenced operations.

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MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

The investor considering investing in our stock should read the following discussion and analysis of our financial condition and results of operations so far, together with our consolidated financial statements and the related notes and other financial information included further forth in this prospectus. Some of the information contained in this discussion and analysis or disclosed elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forwardlooking statements contained in the following discussion and analysis.

As we qualify as an “emerging growth company” under the JOBS Act, we are permitted to and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
•	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. However, we have elected not to take advantage of this extended transition period. As a result, we will adopt new or revised accounting standards at the same time as other public companies.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

You should read the following discussion and analysis together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements due to various factors, including those set forth under “Risk Factors.”

Liquidity and Capital Resources

Period from Inception (August 6, 2025) to August 31, 2025

For the period from inception on August 6, 2025 through August 31, 2025, net cash provided by operating activities was $400, representing a customer prepayment received under a consulting agreement. There were no cash flows from investing or financing activities during this period, as equipment and intangible assets were contributed by the Director as non-cash capital contributions.

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As of August 31, 2025:

•	Total assets were $65,599, consisting of:
-	Cash of $400
-	Prepaid expenses of $1,750
-	Office equipment, net of depreciation, of $17,207
-	Intangible assets, net of amortization, of $46,242
•	Current assets totaled $2,150 (cash of $400 and prepaid expenses of $1,750).
•	Current liabilities totaled $400, consisting of unearned revenue.

Accordingly, working capital was $1,750 as of August 31, 2025.

Stockholders’ equity was $65,199, reflecting an accumulated deficit of $(4,701).

The Company had not generated revenues from its digital platform operations as of that date. The $400 received under the consulting agreement was recorded as unearned revenue because no services had been delivered as of August 31, 2025.

Liquidity and Capital Resources – Six Months Ended February 28, 2026

As of February 28, 2026, the Company had cash of $400 and working capital of $131, calculated as current assets of $7,650 less current liabilities of $7,519.

The Company’s liquidity reflects its early-stage operations and limited revenue generation. During the six months ended February 28, 2026, the Company generated revenue of $6,200 and incurred a net loss of $12,267.

Net cash provided by operating activities was $0 for the six-month period, reflecting the Company’s net loss offset by non-cash expenses and changes in working capital accounts, including increases in accounts payable and accounts receivable.

The Company continues to fund its operations through limited operating revenues and minimal external financing. The Company expects to continue incurring operating losses in the near term as it focuses on platform development, marketing efforts, and compliance with public company reporting requirements.

Management believes that if the maximum proceeds of $100,000 are raised in this offering, such funds will be sufficient to support operations for approximately twelve months. However, there can be no assurance that the Company will raise the full amount of the offering. If sufficient capital is not obtained, the Company may be required to scale back or discontinue operations.

Going Concern

Our independent registered public accounting firm has included an explanatory paragraph in its report expressing substantial doubt about our ability to continue as a going concern.

We have not yet established a sustainable source of revenue and have incurred losses since inception. Our ability to continue as a going concern depends on our ability to generate revenues and/or obtain additional financing.

We are seeking to raise capital through this offering. If we are successful in raising the maximum proceeds from this offering, we expect that such proceeds will fund operations for approximately 12 months in accordance with our plan of operations. However, there can be no assurance that we will be successful in raising the full amount offered. If adequate funding is not obtained, we may be required to scale back or discontinue operations.

Additional financing may be required in the future to expand operations beyond the scope contemplated by this offering.

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Results of Operations

Period from Inception (August 6, 2025) to August 31, 2025

We did not generate revenues from our platform during this period.

We entered into a consulting agreement and received $400; however, as no services had been delivered as of August 31, 2025, this amount was recorded as unearned revenue.

Operating expenses for the period totaled $4,701 and consisted primarily of stock-based compensation, depreciation, amortization, and other general and administrative expenses.

As a result, we recorded a net loss of $(4,701) for the period ended August 31, 2025.

Results of Operations – Six Months Ended February 28, 2026

For the six months ended February 28, 2026, the Company generated revenue of $6,200, consisting of consulting and marketing services provided under two customer agreements.

Operating expenses totaled $18,467 and consisted of general business expenses and repairs and maintenance, as well as non-cash expenses, including amortization of intangible assets and depreciation of equipment. As a result, the Company recorded a net loss of $12,267 for the six months ended February 28, 2026.

The Company’s results reflect early-stage operations with limited revenue-generating activity and ongoing investment in platform development. As of the date of this prospectus, the Company has completed its initial customer engagements and has not entered into new customer contracts. A portion of previously recognized revenue remains outstanding as accounts receivable.

As of the date of this prospectus, the Company has completed its prior customer engagements and has not yet entered into new customer contracts. Furthermore, portion of previously recognized revenue remains outstanding as accounts receivable.

Plan of Operations

To meet our anticipated cash requirements, we are seeking to raise funds through this offering. If we are successful in raising the maximum gross proceeds of $100,000, we intend to allocate such proceeds in accordance with the “Use of Proceeds” section of this prospectus.

There can be no assurance that we will raise the full amount of the offering. If we raise less than the maximum amount, we will adjust our planned expenditures accordingly and may be required to seek alternative sources of financing or scale back our development and operational plans.

The Company intends to utilize the proceeds from this offering to support the continued development of its MMM Neural platform through a phased approach, including completion of core functionality, preparation for initial beta testing, and subsequent efforts toward a broader commercial launch.

The Company is currently working toward a potential beta release of the platform, followed by a broader commercial launch; however, the timing of such milestones remains uncertain and will depend on the availability of funding, development progress, and overall market conditions.

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Minimum forecast (USD $25,000 proceeds)

The following table illustrates the Company’s expected monthly allocation of funds under the minimum forecast (USD $25,000 proceeds), showing the distribution of proceeds across operations activities, reporting, platform development, marketing, consulting, and general administrative expenses.

Operations Activities & Costs	1	2	3	4	5	6	7	8	9	10	11	12	1 year
Proceeds	25,000	0	0	0	0	0	0	0	0	0	0	0	25, 000
SEC public reporting & audit	800	800	800	800	800	800	800	800	800	800	800	800	9,600
Digital platform enhancement	167	167	167	167	167	167	167	167	167	167	167	167	2,000
Marketing & brand promotion	292	292	292	292	292	292	292	292	292	292	292	292	3,500
Consulting team compensation	250	250	250	250	250	250	250	250	250	250	250	250	3,000
Office & equipment	167	167	167	167	167	167	167	167	167	167	167	167	2,000
Website & server support	100	100	100	100	100	100	100	100	100	100	100	100	1,200
Legal & compliance	100	100	100	100	100	100	100	100	100	100	100	100	1,200
General & administrative	208	208	208	208	208	208	208	208	208	208	208	208	2,500
Cash flow	22,916	20,832	18,748	16,664	14,580	12,496	10,412	8,328	6,244	4,160	2,076	0	0

Average forecast (USD $50,000 proceeds)

The following table illustrates the Company’s expected monthly allocation of funds under the average forecast (USD $50,000 proceeds), showing the distribution of proceeds across operations activities, reporting, platform development, marketing, consulting, and general administrative expenses.

Operations Activities & Costs	1	2	3	4	5	6	7	8	9	10	11	12	1 year
Proceeds	50,000	0	0	0	0	0	0	0	0	0	0	0	50,000
SEC public reporting & audit	800	800	800	800	800	800	800	800	800	800	800	800	9,600
Digital platform enhancement	583	583	583	583	583	583	583	583	583	583	583	583	7,000
Marketing & brand promotion	833	833	833	833	833	833	833	833	833	833	833	833	10,000
Consulting team compensation	583	583	583	583	583	583	583	583	583	583	583	583	7,000
Office & equipment	333	333	333	333	333	333	333	333	333	333	333	333	4,000
Website & server support	200	200	200	200	200	200	200	200	200	200	200	200	2,400
Legal & compliance	208	208	208	208	208	208	208	208	208	208	208	208	2,500
General & administrative	633	633	633	633	633	633	633	633	633	633	633	633	7,600
Cash flow	45,827	41,654	37,481	33,308	29,135	24,962	20,789	16,616	12,443	8,270	4,097	0	0

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Real forecast (USD $75,000 proceeds)

The following table illustrates the Company’s expected monthly allocation of funds under the real forecast (USD $75,000 proceeds), showing the distribution of proceeds across operations activities, reporting, platform development, marketing, consulting, and general administrative expenses.

Operations Activities & Costs	1	2	3	4	5	6	7	8	9	10	11	12	1 year
Proceeds	75,000	0	0	0	0	0	0	0	0	0	0	0	75,000
SEC public reporting & audit	800	800	800	800	800	800	800	800	800	800	800	800	9,600
Digital platform enhancement	833	833	833	833	833	833	833	833	833	833	833	833	10,000
Marketing & brand promotion	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	15,000
Consulting team compensation	917	917	917	917	917	917	917	917	917	917	917	917	11,000
Office & equipment	667	667	667	667	667	667	667	667	667	667	667	667	8,000
Website & server support	383	383	383	383	383	383	383	383	383	383	383	383	4,600
Legal & compliance	467	467	467	467	467	467	467	467	467	467	467	467	5,600
General & administrative	933	933	933	933	933	933	933	933	933	933	933	933	11,200
Cash flow	68,750	62,500	56,250	50,000	43,750	37,500	31,250	25,000	18,750	12,500	6,250	0	0

Optimal forecast (USD $100,000 proceeds)

The following table illustrates the Company’s expected monthly allocation of funds under the optimal forecast (USD $100,000 proceeds), showing the distribution of proceeds across operations activities, reporting, platform development, marketing, consulting, and general administrative expenses.

Operations activities & Costs	1	2	3	4	5	6	7	8	9	10	11	12	1 year
Proceeds	100,000	0	0	0	0	0	0	0	0	0	0	0	100,000
SEC public reporting & audit	800	800	800	800	800	800	800	800	800	800	800	800	9,600
Digital platform enhancement	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	15,000
Marketing & brand promotion	1,667	1,667	1,667	1,667	1,667	1,667	1,667	1,667	1,667	1,667	1,667	1,667	20,000
Consulting team compensation	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	15,000
Office & equipment	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	12,000
Website & server support	567	567	567	567	567	567	567	567	567	567	567	567	6,800
Legal & compliance	567	567	567	567	567	567	567	567	567	567	567	567	6,800
General & administrative	1,233	1,233	1,233	1,233	1,233	1,233	1,233	1,233	1,233	1,233	1,233	1,233	14,800
Cash flow	91,666	83,332	74,998	66,664	58,330	49,996	41,665	33,328	24,994	16,660	8,326	0	0

We cannot guarantee that when we carry out planned operations, we will remain afloat. If we are unable to successfully implement our plans, we may use up the proceeds from this offering faster than anticipated and will be in need of additional funding sources. At the present time, we have not made any arrangements to raise significant cash other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise it, or we will cease operations entirely. Even if we raise $100,000 from this offering, which we expect should keep us afloat for a year, we may still need more funds for business operations thereafter; thus, we would have to revert to obtaining additional money.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Aside from the explanatory paragraph related to the Company’s ability to continue as a going concern in the auditor’s report on the Company’s financial statements for the fiscal year ended August 31, 2025, the report of our independent registered public accounting firm did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended August 31, 2025, neither the Company nor anyone acting on its behalf consulted the independent registered public accounting firm with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that the auditor concluded was an important factor considered by the Company in reaching a decision regarding accounting, auditing, or financial reporting issues; or (ii) any matter that was the subject of a disagreement or reportable event set forth in Item 304(a)(1)(iv) and (v) of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders and serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Officers of the corporation are appointed by the Board of Directors and serve at the discretion of the Board of Directors until their successors are duly appointed and qualified or until their earlier resignation or removal.

The Company is currently in the process of forming an audit committee with a particular role to act independently from the executive and ensure that shareholders’ interests are adequately protected concerning financial reporting and internal control.

Our founder’s educational background, experience, and qualifications make us believe that he is very well qualified for the directorship of our company.

The name, address, age, and position of our officer and director is set forth below:

Name and Address	Age	Position(s)

Aleksejus Klimanovas	28	Sole Officer, Director, Control Person
412 N MAIN ST., STE 100, BUFFALO, WY 82834

Aleksejus Klimanovas has been holding the above-stated positions since the inception of the Company and is expected to hold them until the next annual meeting of our stockholders. Thereby, Mr. Klimanovas is currently the Director, the CFO and Secretary of OXO.

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Background Information About our Officer/Director

CEO

Aleksejus Klimanovas, age 34, has served as our Chief Executive Officer and a member of the Board of Directors since the founding of the Company. From February 2019 to February 2021, he served as Vice President of Strategy at BrightWave Media, a digital-marketing firm. From February 2021 to June 2025, he was Head of Strategy at AWS Legal Group, where he led initiatives in brand development and client acquisition. Mr. Klimanovas has more than five years of leadership experience in digital marketing, strategy, and e-commerce, and the Board believes that his expertise in AI-driven brand growth and business development qualifies him to serve as our Chief Executive Officer. Mr. Klimanovas has no family relationships with any of our directors or executive officers and has not been involved in any legal proceedings requiring disclosure under Item 401(f) of Regulation S-K.

CTO

Rostyslava Yakubovska, age 26, has served as our Chief Technology Officer or Chief Operating Officer since inception. From July 2019 to July 2023, Ms. Yakubovska was employed at EPAM Systems, where she worked on enterprise software development and digital transformation projects. From August 2023 to May 2025, she served at SoftServe Inc. focusing on cloud architecture and AI-based solutions. Ms. Yakubovska has extensive experience in software engineering, agile product delivery, and technology management, which the Board believes qualifies her to serve as an executive officer of the Company. Ms. Yakubovska has no family relationships with any of our directors or executive officers and has not been involved in any legal proceedings requiring disclosure under Item 401(f) of Regulation S-K.

GM

Oliva Caliman, age 25, has served as our General Manager since August, 2025. From December 2019 to December 2020, Ms. Caliman was employed at L.E.K. Consulting, where she supported strategic growth and market-entry projects for multinational clients. From January 2021 to August 2025, she worked at Warrant Gestão de Investimentos, a Brazilian investment-management firm, where she focused on business operations and client strategy. Ms. Caliman has broad experience in management consulting and investment operations, which the Board believes qualifies her to oversee the Company’s general management and strategic initiatives. Ms. Caliman has no family relationships with any of our directors or executive officers and has not been involved in any legal proceedings requiring disclosure under Item 401(f) of Regulation S-K.

Involvement in Certain Legal Proceedings

Mr. Klimanovas, Ms.Yakubovska and Ms. Caliman have not been the subject of any events that occurred during the past ten years that are material to an evaluation of the ability or integrity of a director, person nominated to become a director or executive officer of a company such as ours, as it is required to be reported by Item 401(f) and (g) of Regulation S-K, including the following events:

1.	Any bankruptcy petition filed by or against any business of which Mr. Klimanovas was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.	An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Klimanovas’s involvement in any type of business, securities or banking activities.

4.	Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a)of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors, and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners comply within a timely fashion.

EXECUTIVE COMPENSATION

Currently Mr. Klimanovas does not draw salary from the Company. There is no planned or non-planed compensation awarded to, earned by, or paid to the named executive officer. This is likely to change in the future, as we may approve a salary when, or if, the Company starts generating revenue. But so far, no such plan has been approved. We do not currently have any company benefits, such as health or life insurance available.

Summary Compensation Table (1)

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total

Aleksejus Klimanovas, Director	2025	0	0	0	0	0	0	0	0
Rostyslava Yakubovska, CTO	2025	0	0	0	0	0	0	0	0
Oliva Caliman, GM	2025	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Aleksejus Klimanovas	0	0	0	0	0	0	0	0	0
Rostyslava Yakubovska	0	0	0	0	0	0	0	0	0
Olivia Caliman	0	0	0	0	0	0	0	0	0

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Officer Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Aleksejus Klimanovas	0	0	0	0	0	0	0
Rostyslava Yakubovska	0	0	0	0	0	0	0
Oliva Caliman	0	0	0	0	0	0	0

Option Grants

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

If agreed, directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to or accrued to, our director in such capacity yet.

Employment Agreements

On August 6, 2025, the Company entered into employment agreements with each of its executive officers: Aleksejus Klimanovas, Chief Executive Officer; Rostyslava Yakubovska, Chief Technology Officer; and Oliva Caliman, General Manager.

Under the terms of these agreements, each executive agreed to provide management and consulting services to the Company. In consideration of such services, the Company issued shares of its common stock: 4,000,000 shares to Mr. Klimanovas, and 100,000 shares each to Ms. Yakubovska and Ms. Caliman. No cash compensation has been paid to date under these agreements, and no additional compensation arrangements have been established.

The Company may enter into additional arrangements with its officers in the future as its operations develop

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our common stock as of February 28, 2026, the most recent practicable date: (i) each person who is known by us to own beneficially more than 5% of our outstanding shares of common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, we believe that all persons named in the tables have sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner listed in the table is c/o OXO 412 N MAIN ST STE 100, BUFFALO, WY 82834.

Percentages of beneficial ownership are based on [4,200,000] shares of common stock outstanding as of August 31, 2025. The “After Offering” table assumes the sale of 25%, 50%, 75%, and 100% of the maximum 10,000,000 shares being offered hereby, with no other changes in share ownership.

Before Offering

Name and Position	Shares Beneficially Owned	Percent of Class
Aleksejus Klimanovas Director and Chief Executive Officer	4,000,000	95.24%
Rostyslava Yakubovska Chief Technology Officer	100,000	2.38%
Oliva Caliman General Manager	100,000	2.38%
All officers and directors as a group (3 persons)	4,200,000	100%

(1) Based on 4,200,000 shares of common stock outstanding as of August 31, 2025. Percentages may not total 100% due to rounding.

After Offering

The following table illustrates the effect of the offering on the ownership percentages of our officers, directors, and public shareholders under different sale levels:

Name and Position	Shares Before Offering	% Before	% After 25% (6.7M)	% After 50% (9.2M)	% After 75% (11.7M)	% After 100% (14.2M)
Aleksejus Klimanovas Director and Chief Executive Officer	4,000,000	95.24%	59.70%	43.48%	34.19%	28.17%
Rostyslava Yakubovska Chief Technology Officer	100,000	2.38%	1.49%	1.09%	0.85%	0.70%
Oliva Caliman General Manager	100,000	2.38%	1.49%	1.09%	0.85%	0.70%
All officers and directors as a group (3 persons)	4,200,000	100%	62.69%	45.65%	35.90%	29.58%
Public Shareholders	–	–	37.31%	54.35%	64.10%	70.42%
Total	4,200,000	100%	100%	100%	100%	100%

(1) Assumes the sale of 25%, 50%, 75%, and 100% of the maximum 10,000,000 shares offered hereby and no other changes in ownership of our capital stock. Percentages may not total 100% due to rounding.

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Future Sales by Existing Stockholders

A total of 4,200,000 shares have been issued to the existing stockholder, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, restricted shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Our shareholders will not be permitted to use Rule 144 if we are deemed to be a shell company. We are not a shell company, but rather a start-up company, as we have a definite business plan and have undertaken substantial business activities such as to engage with our suppliers and potential partners – which our two formal agreements demonstrate.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

Certain Relationships and Related Transactions

Issuance of Common Stock

On August 6, 2025, the Company issued 4,000,000 shares of common stock to its Director and Chief Executive Officer, Aleksejus Klimanovas, in consideration of services rendered. On the same date, the Company also issued 100,000 shares of common stock to Rostyslava Yakubovska, Chief Technology Officer, and 100,000 shares of common stock to Oliva Caliman, General Manager, each in consideration of services rendered. The fair value of these issuances, totaling $4,200, was recorded as stock-based compensation expense.

Contribution of Assets

On August 20, 2025, Aleksejus Klimanovas (the “Director”) contributed office equipment with an estimated fair market value of $17,400 to the Company.

On August 22, 2025, the Director contributed a one-year technical support contract valued at $1,800, which is recorded as a prepaid expense. On August 26, 2025, the Director contributed intangible assets consisting of a digital platform and brand valued at $46,500. These contributions were recorded as additional paid-in capital.

Employment Agreements

On August 6, 2025, the Company entered into employment agreements with its Director and Chief Executive Officer, Chief Technology Officer, and General Manager. Under these agreements, services are provided to the Company in exchange for equity compensation. No cash compensation has been paid under these agreements to date.

General Statement

All related party transactions have been conducted on terms believed to be no less favorable than could have been obtained from unaffiliated third parties.

The Item 404(b) of Regulation S-K requires disclosure of the material features of a company’s policies and procedures for the review, approval or ratification of related party transactions (referred to as “related person” transactions in Item 404). OXO, indeed, is guided by this regulation. OXO addresses items that the given regulation deems appropriate, including the following considerations:

1.	The types of transactions covered by the policies and procedures;
2.	The standards to be applied pursuant to the policies and procedures;
3.	The persons or groups of persons on the board of directors or otherwise who are responsible for applying the policies and procedures;
4.	Whether the policies and procedures are in writing and, if not, how they are evidenced.

35

RELATED PARTY TRANSACTION POLICIES AND PROCEDURES

POLICY

It is the policy of the Board of Directors (the “Board”) of OXO (the “Company”) that all Related Party Transactions, as that term is defined in this policy, shall be subject to review in accordance with the procedures set forth below. The Board has determined that the Audit Committee (the “Committee”) is best suited to review all Related Party Transactions. The Company is currently in the process of forming an audit committee with a particular role to act independently from the executive, and to ensure that the interests of shareholders are properly protected in relation to financial reporting and internal control.

PROCEDURES

The Committee shall review the material facts of all Related Party Transactions and may also approve or disapprove of the entry into the Related Party Transaction. Where advance Committee review of a Related Party Transaction is not feasible or has otherwise not been obtained, then the Related Party Transaction shall be reviewed subsequently by the Committee (and such transaction may be ratified subsequently by the Committee). The Committee may also disapprove of a previously entered into Related Party Transaction and may require that management of the Company take all reasonable efforts to terminate, unwind, cancel or annul the Related Party Transaction. In connection with its review of a Related Party Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no equal to the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the Related Party Transaction.

Management shall present to the Audit Committee the following information, to the extent relevant, with respect to actual or potential Related Party Transactions:

1.	A general description of the transaction(s), including the material terms and conditions.

2.	The name of the Related Party and the basis on which such person or entity is a Related Party.

3.	The Related Party’s interest in the transaction(s), including the Related Party’s position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction(s).

4.	The dollar value of the transaction(s), and the dollar value of the Related Party’s interest in the transaction(s) without regard to amount of profit or loss.

5.	In the case of a lease or other transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments expected to be made.

6.	In the case of indebtedness, the aggregate amount of principal to be outstanding and the rate or amount of interest to be payable on such indebtedness.

7.	Any other material information regarding the transaction(s) or the Related Party’s interest in the transaction(s).

Each director who is a Related Party with respect to a particular Related Party Transaction shall disclose all material information to the Committee concerning such Related Party Transaction and his or her interest in such transaction. The Audit Committee or the Board of Directors may recommend the creation of a special committee to review any Related Party Transaction.

This Policy is intended to augment and work in conjunction with other Company policies having any code of conduct, code of ethics and/or conflict of interest provisions.

36

DEFINITIONS

A “Related Party Transaction” is any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

(a)	any aggregate amount involved since the beginning of the Company’s last completed fiscal year,

(b)	the Company or any of its subsidiaries is a participant, and

(c)	any Related Party has or will have a direct or indirect interest.

A “Related Party” is any:

(a)	person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director,

(b)	greater than 5% beneficial owner of the Company’s common stock, or

(c)	Immediate Family Member of any of the foregoing. An “Immediate Family Member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

37

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify a director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the Director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act. Such reports, proxy statements, this registration statement, and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission at http://www.SEC.gov.

38

OXO AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED August 31, 2025

F-1

ALOBA, AWOMOLO & PARTNERS
(Chartered Accountants)
Floor 4, Providence Court, Ajibade Bus Stop, Beside CocaCola Ibadan, Oyo State, Nigeria
Tel: 08055439586, 08034725835
Email: audits@alobaawomolo.org; alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of OXO

Opinion on the Financial Statements

We have audited the accompanying balance sheet of OXO (the Company) as of August 31, 2025, and the related statements of income, stockholders’ equity, and cash flows for the period August 6, 2025 (inception) to August 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2025, and the results of its operations and its cash flows for the period from August 6, 2025 (inception) to August 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred an accumulated deficit of $4,701 and has not yet commenced revenue-generating operations, raising substantial doubt about its ability to continue as a going concern. Management’s plans are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Aloba, Awomolo & Partners – PCAOB ID #7275

We have served as the Company’s auditor since 2025.

Ibadan, Nigeria

September 25, 2025

F-2

OXO

BALANCE SHEET

(AUDITED)

AUGUST 31, 2025
ASSETS
Current assets
Cash & cash equivalents	$400
Prepaid expenses	1,750
Total current assets	2,150

Non-Current assets
Intangible assets – Digital Platform & Brand	46,242
Equipment (net)	17,207
Total Non-Current assets	63,449

TOTAL ASSETS	$65,599

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Unearned revenue	$400
Total Current Liabilities	400
Non-Current Liabilities
Total Liabilities	400

Stockholders’ Equity (Deficit)
Common stock, $0.0001 par value,75,000,000 shares authorized; 4,200,000 shares issued and outstanding	420
Additional Paid-In-Capital	69,480
Accumulated Deficit	(4,701)
Total Stockholders’ equity (deficit)	65,199
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$65,599

The accompanying notes are an integral part of these financial statements

F-3

OXO

STATEMENTS OF OPERATIONS

(AUDITED)

For the period from August 6, 2025 (Inception) to August 31, 2025
Revenue	$–
Cost of revenue	–
Gross Profit	–

Operating Expenses
Compensation & Benefits	4,200
General and administrative expenses	501
Total Operating expenses	(4,701)
Income (Loss) before provision for income taxes	(4,701)

Provision for income taxes	–

Net income (loss)	$(4,701)

Income (loss) per common share: Basic and diluted	$(0.0011)

Weighted Average Number of Common Shares Outstanding: Basic and diluted	4,200,000

The accompanying notes are an integral part of these financial statements

F-4

OXO

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) FOR

THE PERIOD FROM AUGUST 6, 2025 (INCEPTION) TO AUGUST 31, 2025

(AUDITED)

	Number of Common Shares	Amount	Additional Paid-In Capital	Deficit accumulated	Total

Balance at August 6, 2025	–	$–	$–	$–	$–
Shares issued at $0.0001	4,200,000	420	69,480	–	69,900
Net loss	–	–	–	(4,701)	(4,701)
Balances as of August 31, 2025	4,200,000	$420	$69,480	$(4,701)	$65,199

The accompanying notes are an integral part of these financial statements.

F-5

OXO

STATEMENTS OF CASH FLOWS

(AUDITED)

For the period from August 6, 2025 (Inception) to August 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,701)
Adjustments:
Depreciation	193
Amortization	258
Amortization (Prepaid tech support)	50
Stock-based compensation	4,200
Changes in operating assets and liabilities:
Increase in Unearned revenue	400
Net cash provided by (used in) Operating activities	400

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by Investing activities	–

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by Financing activities	–

Increase (decrease) in cash and equivalents	400

Cash and equivalents at beginning of the period	0
Cash and equivalents at end of the period	$400

Supplemental Disclosure of Non-Cash Investing and Financing Activities

During the period from inception through August 31, 2025, the Company recorded non-cash contributions from its Director consisting of intangible assets related to its digital platform and brand with a fair value of $46,500 and office equipment with a value of $17,400, which were recorded as additional paid-in capital.

In addition, the Director contributed prepaid technical support services valued at $1,800, which were also recorded as additional paid-in capital.

The accompanying notes are an integral part of these financial statements.

F-6

OXO

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND OPERATIONS

OXO was incorporated in the State of Wyoming on August 6, 2025. The Company is a development-stage entity focused on providing direct-to-consumer (D2C) eCommerce consulting and digital marketing services.

In addition, the Company owns a proprietary digital platform and brand known as “MMM Neural,” which is intended to support data-driven marketing analytics and multi-channel strategy optimization. The platform is currently in active development and has not yet generated revenue. Management expects the platform to support future subscription-based and service-based revenue models; however, no assurance can be given that such revenues will be realized.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of August 31, 2025 have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

During its first month of operations, the Company has not generated sufficient revenues to cover its operating expenses. The Company has incurred a net loss of $4,701 from inception (August 6, 2025) through August 31, 2025. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

The Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital. Management intends to fund operations primarily through the equity offering contemplated by this registration statement. If the Company does not raise sufficient proceeds from this offering, it may seek additional capital contributions from management and significant shareholders. There can be no assurance that such funding will be available on acceptable terms, if at all. If adequate capital is not obtained, the Company may be required to scale back or discontinue its operations.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

F-7

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2025.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accounts payable and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments as either they do not have any active market or are short term in nature and therefore their carrying amounts approximate fair value.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Revenue Recognition

We adopted Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers”, and all related interpretations for recognition of our revenue from tours and services. Previously we recorded revenue based on ASC Topic 605. Adoption of new accounting standard did not have any material impact on our reported revenue.

Revenue is recognized when the following criteria are met:

-	Identification of the contract, or contracts, with customer;
-	Identification of the performance obligations in the contract;
-	Determination of the transaction price;
-	Allocation of the transaction price to the performance obligations in the contract; and
-	Recognition of revenue when, or as, we satisfy performance obligation.

F-8

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. The cost comprises purchase price, borrowing costs, if capitalization criteria are met and directly attributable cost of bringing the asset to its working condition for the intended use. Any subsidy/reimbursement/contribution received for installation and acquisition of any fixed assets is shown as deduction in the year of receipt. Capital work- in progress is stated at cost.

Subsequent expenditure related to an item of fixed assets is added to its book value only if it increases the future benefits from the existing asset beyond its previously assessed standard of performance. All other expenses on existing fixed assets, including day-to-day repairs and maintenance expenditure and cost of replacing parts, are charged to the Statement of Profit and Loss for the period during which such expenses are incurred.

Gains or losses arising from de-recognition of fixed assets are measured as the difference between the net disposal proceeds and the carrying amount of the assets derecognized.

Costs incurred for website maintenance, minor enhancements, and routine updates that do not significantly increase functionality or extend useful life are expensed as incurred.

The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Office Equipment – 3 years

Intangible assets – 3 years

Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

NOTE 4 – EQUIPMENT (NET)

During the fiscal year ended August 31, 2025, the Company received a non-cash contribution of office equipment from its Chief Executive Officer with a total estimated fair value of $17,400. The contributed assets primarily consist of technology-related equipment, including a laptop computer, desktop workstation, monitors, mobile device, and related peripheral devices.

The fair value of these items was determined based on estimated market prices for similar equipment as of the date of contribution. The full amount was recorded as a long-term asset under “Office Equipment” with a corresponding credit to Additional Paid-in Capital (APIC). No cash was exchanged in connection with this transaction.

The Company began depreciating the equipment on a straight-line basis over three years, starting August 20, 2025. Monthly depreciation is $483.

F-9

As of August 31, 2025, the Company recorded depreciation expense totaling $193. The net book value of the office equipment is $17,207.

Depreciation expense is included in general and administrative expenses in the statement of operations.

NOTE 5– INTANGIBLE ASSETS – DIGITAL PLATFORM & BRAND

Intangible assets consist of a digital platform and brand which were contributed to the Company by its Director and were recorded at their estimated fair value of $46,500, as approved by the Board of Directors. In determining the estimated fair value, management considered the purchase price paid by the Director pursuant to the Digital Marketing Platform Purchase Agreement dated July 24, 2025.The full amount was recorded as a long-term asset under “Intangible assets - Digital Platform & Brand ” with a corresponding credit to Additional Paid-in Capital (APIC). No cash was exchanged in connection with this transaction. These are being amortized on a straight-line basis over an estimated useful life of three years. Amortization expense for the period ended August 31, 2025 was $258.

The net book value of the intangible assets is $46,242.

Amortization expense is included in general and administrative expenses in the statement of operations.

NOTE 6 – PREPAID EXPENSES

  Prepaid expenses consist of a 3-year technology support contract valued at $1,800, contributed by the director. The contract is being expensed ratably over 36 months. The Company began amortization on August 22, 2025, recognizing $50 expense for the stub period.

Amortization expense is included in general and administrative expenses in the statement of operations.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

On August 29, 2025, the Company entered into a consulting services agreement with MYX Inc. valued at $1,200. Under the terms of the agreement, the client prepaid $400 on the same date. As of August 31, 2025, no services had been rendered under the agreement, and the prepaid amount remains classified as deferred revenue.

Revenue from these agreements will be recognized as services are performed in accordance with the Company’s revenue recognition policy.

NOTE 8 – REVENUE RECOGNITION

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when performance obligations are satisfied, typically when services are rendered or access to services is provided to the customer.

Payments received in advance of service delivery are recorded as deferred revenue, a liability, until the services are performed.

As of August 31, 2025, the Company had received $400 in advance payments under a consulting services agreement. This amount is recorded as Unearned revenue and will be recognized as revenue as services are performed.

F-10

NOTE 9 – COMMON STOCK ISSUED FOR SERVICES

The Company accounts for stock-based compensation in accordance with ASC 718. On August 6, 2025, the Company issued 4,200,000 shares of common stock in exchange for consulting and management services. The fair value of the shares was determined based on an estimated price of $0.001 per share, resulting in stock compensation expense of $4,200 for the period. Of this amount, $4,000 was issued to the Director (a related party), and $200 was issued to two employees (non-related parties).

NOTE 10– RELATED PARTIES

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

On August 6, 2025, the Company issued 4,000,000 shares of common stock to its director in exchange for consulting and management services, resulting in $4,000 of stock-based compensation expense.

On August 20, 2025, the director contributed office equipment valued at $17,400. On August 26, 2025, the director contributed intangible assets consisting of a website and brand rights valued at $46,500, and also on August 22, 2025 the director contributed a 3-years technology support contract valued at $1,800. These transactions were recorded as additional paid-in capital.

Depreciation and amortization expense for the period ended August 31, 2025 includes $501 related to assets contributed by the director.

F-11

NOTE 11– INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for the period ended August 31, 2025 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(987)
Change in valuation allowance	987
$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at August 31, 2025 are as follows:

Deferred tax assets:
Net operating loss	$987
Valuation allowance	(987)
$–

The Company has approximately $4,701 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2041. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 12 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to August 31,2025 to the date these financial statements were issued.

The Company has evaluated subsequent events to the date these financial statements were issued and has determined that there are no items to disclose.

F-12

OXO

CONDENSED UNAUDITED FINANCIAL STATEMENT

FOR THE SIX MONTHS ENDED February 28, 2026

F-13

OXO

BALANCE SHEET

	February 28, 2026	August 31, 2025
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash & cash equivalents	$400	$400
Prepaid expenses	1,450	1,750
Accounts Receivable	5,800	–
Total current assets	7,650	2,150

Non-Current assets
Intangible assets – Digital Platform & Brand	38,492	46,242
Equipment (net)	14,309	17,207
Total Non-Current assets	52,801	63,449

TOTAL ASSETS	$60,451	$65,599

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Unearned revenue	$–	$400
Accounts Payable	7,500	–
Short-term loans from shareholder	19
Total Current Liabilities	7,500	400
Non-Current Liabilities

Total Liabilities	7,519	400

Stockholders’ Equity (Deficit)
Common stock, $0.0001 par value, 75,000,000 shares authorized; 4,200,000 shares issued and outstanding	420	420
Additional Paid-In-Capital	69,480	69,480
Accumulated Deficit	(16,968)	(4,701)
Total Stockholders’ equity (deficit)	52,932	65,199
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$60,451	$65,599

F-14

OXO

STATEMENTS OF OPERATIONS

(UNAUDITED)

For the period from September 1, 2025 to February 28, 2026
Revenue	$6,200
Cost of revenue	–
Gross Profit	6,200

Operating Expenses
General and administrative expenses	(18,467)
Total Operating expenses	(18,467)
Income (Loss) before provision for income taxes	(12,267)

Provision for income taxes	0

Net income (loss)	$(12,267)

Income (loss) per common share:
Basic and diluted	$(0.0029)

Weighted Average Number of Common Shares Outstanding:
Basic and diluted	4,200,000

The accompanying notes are an integral part of these financial statements.

F-15

OXO

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM SEPTEMBER 1, 2025 TO FEBRUARY 28, 2026

	Number of Common Shares	Amount	Additional Paid-In- Capital	Deficit accumulated	Total
Balance at August 31, 2025	4,200,000	$420	$69,480	$(4,701)	$65,199
Net loss for the period	–	–	–	(12,267)	(12,267)
Balances as of February 28, 2026	4,200,000	$420	$69,480	$(16,968)	$52,932

The accompanying notes are an integral part of these financial statements.

F-16

OXO

STATEMENTS OF CASH FLOWS

(UNAUDITED)

For the period from September 1, 2025 to February 28, 2026
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,267)
Adjustments to reconcile net loss to net cash:
Depreciation	2,898
Amortization	7,750
Amortization (Prepaid tech support)	300
Changes in operating assets and liabilities:
Increase in Accounts Receivable	(5,800)
Increase in Short-term loans from Shareholder	19
Increase in Accounts Payable	7,500
Decrease in Unearned revenue	(400)
Net cash provided by (used in) Operating activities	0

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by Investing activities	–

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by Financing activities	–
Increase (decrease) in cash and equivalents	400
Cash and equivalents at beginning of the period	0
Cash and equivalents at end of the period	$400

The accompanying notes are an integral part of these financial statements.

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NOTES TO THE CONDENSED UNAUDITED FINANCIAL STATEMENT

FOR THE SIX MONTHS ENDED February 28, 2026

NOTE 1 – ORGANIZATION AND OPERATIONS

OXO was incorporated in the State of Wyoming on August 6, 2025. The Company is a development-stage entity focused on providing direct-to-consumer (D2C) eCommerce consulting and digital marketing services.

The Company is developing a digital platform and brand known as “MMM Neural.” The platform remains under active development and has not yet generated revenue. The Company is currently focused on further development and refinement of the platform to support its intended business model.

During the six months ended February 28, 2026, the Company generated revenue from a limited number of customer arrangements while continuing to develop its platform. The Company has not yet established recurring revenue streams and has not entered into new customer agreements as of the date of these financial statements.

NOTE 2 – BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information.

Accordingly, they do not include all disclosures required by GAAP for complete annual financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The results of operations for the six months ended February 28, 2026 are not necessarily indicative of results that may be expected for the full fiscal year.

NOTE 3 – GOING CONCERN

The Company has incurred a net loss of $12,267 for the six months ended February 28, 2026 and has an accumulated deficit of $16,968 as of February 28, 2026. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

Management intends to fund operations primarily through the equity offering contemplated by the Company’s registration statement. If sufficient proceeds are not raised, the Company may seek additional capital contributions from management or significant shareholders. There can be no assurance that such funding will be available.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 – REVENUE RECOGNITION

The Company recognizes revenue in accordance with ASC 606.

During the six months ended February 28, 2026, the Company recognized total revenue of $6,200, consisting of:

$1,200 related to a consulting services agreement under which services were completed as of February 28, 2026. Of this amount, $400 was received and $800 remains outstanding as accounts receivable.

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$5,000 related to a branding and marketing services agreement under which services were completed as of November 30, 2025. As of February 28, 2026, the full amount remains outstanding and is recorded as accounts receivable.

As of February 28, 2026, total accounts receivable amounted to $5,800. Management believes all receivables are collectible and has not recorded an allowance for doubtful accounts.

NOTE 5 – INTANGIBLE ASSETS – DIGITAL PLATFORM & BRAND

Intangible assets consist of a digital platform and brand previously contributed by the Company’s Director and recorded at an estimated fair value of $46,500.

These assets are amortized on a straight-line basis over three years.

Amortization expense for the six months ended February 28, 2026 was $7,750.

NOTE 6 – EQUIPMENT (NET)

Office equipment was previously contributed by the Company’s Director Aleksejus Klimanovas and is being depreciated over three years using the straight-line method.

Depreciation expense for the six months ended February 28, 2026 was $2,898.

NOTE 7 – PREPAID EXPENSES

Prepaid expenses consist primarily of a three-year technology support contract valued at $1,800, contributed by the Company’s Director Aleksejus Klimanovas.

The prepaid amount is being expensed ratably over 36 months at $50 per month.

Amortization expense related to prepaid technology support for the six months ended February 28, 2026 was $300.

The remaining prepaid balance as of February 28, 2026 was $1,450.

NOTE 8 – ACCOUNTS PAYABLE

Accounts payable totaled $7,500 as of February 28, 2026. The balance relates primarily to amounts due under a website enhancement and development services agreement.

The Company evaluated the nature of the services and determined that the work performed did not significantly extend the useful life of the existing platform nor add material new functionality. Accordingly, the related costs were recognized as expenses.

NOTE 9 – RELATED PARTY TRANSACTIONS

The Company follows ASC 850 for related party disclosures.

During the six months ended February 28, 2026, the Company recorded a short-term loan from its Director in the amount of $19 to cover a software subscription expense. The loan is non-interest bearing and due on demand.

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There were no other new related party transactions during the period, other than the continued amortization and depreciation of assets previously contributed by the Director.

NOTE 10 – INCOME TAXES

For the six months ended February 28, 2026, the Company recorded no provision for income taxes due to operating losses.

As of February 28, 2026, the Company has net operating loss carryforwards of approximately $16,968. A full valuation allowance has been recorded.

NOTE 11 – EARNINGS PER SHARE

Basic and diluted net loss per share for the six months ended February 28, 2026 was calculated by dividing net loss of $12,267 by the weighted average number of common shares outstanding of 4,200,000, resulting in a net loss per share of approximately $(0.0029).

NOTE 12 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date these financial statements were issued and has determined that there are no material subsequent events requiring disclosure.

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DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Projected expenses in relation to this prospectus and distribution are as follows:

Legal and Professional Fees	1,100
Accounting and auditing	3,150
EDGAR Filings	500
TOTAL	$4,750

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of her position, if she acted in good faith and in a manner, she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sale of unregistered securities by the Company since its inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On August 6, 2025, the Company issued 4,000,000 shares of common stock to its Director and Chief Executive Officer, Aleksejus Klimanovas, in consideration of services rendered. On the same date, the Company issued 100,000 shares of common stock to Rostyslava Yakubovska, Chief Technology Officer, and 100,000 shares of common stock to Oliva Caliman, General Manager, each in consideration of services rendered. The aggregate fair value of these issuances, totaling $4,200, was recorded as stock-based compensation expense.

These securities were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. The securities were issued to non U.S. persons, are restricted securities, and bear an appropriate restrictive legend.

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ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of Counsel Regarding Legality
10.1	Employment Agreement – Chief Executive Officer
10.2	Employment Agreement – Chief Technology Officer
10.3	Form of Stock Subscription Agreement
10.4	Digital Platform Purchase Agreement dated August 3, 2025
10.5	Capital Contribution Agreement
10.6	Consulting Agreement dated August 29, 2025
10.7	Digital Platform Development Agreement
10.8	Co-Agreement for Branding and Promotional Services
10.9	Employment Agreement – General Manager
23.1*	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel (included in Exhibit 5.1)
107	Filing Fee Table

* Filed herewith

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action,suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 28, 2026

OXO, Registrant

By:	/s/ Aleksejus Klimanovas
CEO, CFO and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: April 28, 2026	By:	/s/ Aleksejus Klimanovas (Registrant)
CEO, CFO and Principal Accounting Officer

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